Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2012, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of QC Holdings, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2011. We hereby consent to the incorporation by reference of said reports in the Registration Statement of QC Holdings, Inc. on Form S-8 (File No. 333-119167, effective September 21, 2004).

/s/ GRANT THORNTON LLP

Kansas City, Missouri March 14, 2012